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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      TECUMSEH PRODUCTS COMPANY
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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SEC 1913 (02-02)

                        [TECUMSEH PRODUCTS COMPANY LOGO]

                                [TECUMSEH LOGO]

                                                                  March 18, 2005

Dear Shareholder:

     We cordially invite you to attend our 2005 annual meeting of shareholders next month in Tecumseh, Michigan.

     Only Class B shareholders will vote at the meeting. However, all shareholders are most welcome to attend. Starting today, we are sending the enclosed proxy statement to all our shareholders and a form of proxy to Class B shareholders only.

     If you are a Class B shareholder, your vote is very important. Even if you plan to attend in person, please complete and mail the enclosed proxy, or vote by telephone or on the Internet, at your earliest convenience. Thank you.

                                          Sincerely,

                                          /s/ TODD W. HERRICK
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                     [TECUMSEH PRODUCTS COMPANY LETTERHEAD]

                            [TECUMSEH PRODUCTS LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:           Wednesday, April 27, 2005

Time:           9:00 a.m.

Location:       Tecumseh Country Club
                Tecumseh, Michigan
                From the center of Tecumseh, go north on the Tecumseh-Clinton
                Road about one mile to Burt Street. Turn right. Tecumseh Country
                Club is on the south side of Burt Street about one mile east of the Tecumseh-Clinton Road.

     The purposes of this year's annual meeting are:

     - To elect directors for the following year.

     - To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as independent accountants for the current year.

     - To consider any other matters properly presented at the meeting.

     All shareholders are most welcome to attend the meeting, but only those who held Class B shares at the close of business on March 4, 2005 will be entitled to vote.

     If you are a Class B shareholder, you will find enclosed a form of proxy solicited by our Board of Directors. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy or by voting by telephone or on the Internet. Even if you sign a proxy or vote by telephone or on the Internet, you may still attend the meeting and vote in person. You may revoke your proxy any time before the voting begins.

     YOUR VOTE IS VERY IMPORTANT.

     Thank you.
                                          TECUMSEH PRODUCTS COMPANY
                                          Daryl P. McDonald
                                          General Counsel and Secretary

                                          March 18, 2005

                                PROXY STATEMENT

     The Board of Directors of Tecumseh Products Company is soliciting proxies to vote Class B shares at our 2005 annual meeting of shareholders. This proxy statement contains information that may help you decide whether and how to vote.

     Please read this proxy statement carefully. Appendices A, B, C, and D contain important information about share ownership, executive compensation, market performance, and audit fees. You can obtain more information about Tecumseh Products Company from our 2004 annual report to shareholders on Form 10-K and from the other public documents that we file with the SEC.

VOTING

     We have two classes of common stock: Class B, which has full voting rights, and Class A, which generally has no voting rights. Nothing on the agenda for this year's annual meeting will require a vote by Class A shareholders so we are only soliciting proxies from Class B shareholders.

     At the close of business on March 4, 2005 (the record date for the meeting), 5,077,746 Class B shares were outstanding and entitled to vote, and 13,401,938 Class A shares were outstanding. To have a quorum, a majority of the outstanding Class B shares entitled to vote must be present at the meeting -- either in person or by proxy.

     Instead of signing and returning a proxy, if you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions attached to your proxy. If your shares are held through a broker, bank, or other nominee, you must contact the broker, bank, or other nominee to find out whether you will be able to vote by telephone or on the Internet.

     If you complete the enclosed proxy and return it before the meeting, or if you vote by telephone or on the Internet, the persons named will vote your shares as you specify.

     You may revoke a proxy any time before voting begins at the meeting. A later proxy by any means will cancel any earlier proxy. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Secretary to request a new proxy. The last proxy we receive before the meeting will be the one we use. You also may change your vote by voting in person at the meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

ELECTION PROCEDURE

     Our bylaws authorize the Board of Directors to determine the number of directors that will make up the full board. Shareholders elected six directors at last year's annual meeting. In August, the board increased the number of directors to seven and appointed Albert A. Koch to fill the newly created vacancy.

     The board has determined to continue the number of directors at seven and, based on the Governance, Compensation, and Nominating Committee's recommendation, has nominated all of the seven incumbent directors for reelection.

     If you return a proxy or vote by telephone or on the Internet, your shares will be voted for all of the board's nominees or, if you specify otherwise, as you specify. If a nominee becomes unable to serve, which we do not expect to happen, your proxy will be voted for a substitute determined in the best judgment of the proxy holders.

     From the persons duly nominated, directors will be elected by plurality vote of the Class B shareholders present or represented at the meeting. This means that this year, regardless of the number of Class B shares not voted for a nominee, the nominees who receive the highest through seventh highest numbers of votes will be elected.

NOMINEES FOR DIRECTOR

     Todd W. Herrick (director since 1973, age 62). Chairman of the Board of Directors (since 2003), President, and Chief Executive Officer, Tecumseh Products Company. Mr. Herrick is a member of the Board of Directors of Comerica Incorporated and a member of the Boards of Trustees of Howe Military School and Herrick Foundation. He also is a member of the Advisory Boards to the School of Engineering of the

University of Michigan and the School of Business of the University of Notre Dame. Mr. Herrick serves on our Pension and Investment and Strategic Planning Committees.

     J. Russell Fowler (Lead Director, director since 1967, age 86). Retired; Chairman Emeritus (1992 to 1994) and Chairman of the Board of Directors and Chief Executive Officer (1982 to 1992), Jacobson Stores, Inc. (mercantile business). Mr. Fowler is a member of the Boards of Directors of Butterfield Investment Company and Quanta, Inc. As our Lead Director, Mr. Fowler is responsible for calling, establishing agendas for, and moderating executive sessions of independent directors. He also serves on our Governance, Compensation, and Nominating Committee and our Audit and Strategic Planning Committees.

     Peter M. Banks (director since 1991, age 67). President (since February
2004), Institute for the Future (non-profit technology forecasting and research organization); Partner (September 2000 to February 2004), XR Ventures, L.L.C. (investments); Senior Executive (January 2000 to April 2000), Veridian Corporation (research and development); President and Chief Executive Officer (1997 to January 2000), ERIM International, Inc. (research and development); President and Chief Executive Officer (1995 to 1997), Environmental Research Institute of Michigan (government research and development services); Professor and Dean of the College of Engineering (1990 to 1994), University of Michigan. Dr. Banks is a member of the Board of Directors of X-Rite Corp. He serves on our Governance, Compensation, and Nominating Committee and our Audit, Pension and Investment, and Strategic Planning Committees and attends our research laboratory engineering review meetings.

     Jon E. Barfield (director since 1993, age 53). Chairman, President, and Chief Executive Officer, The Bartech Group, Inc. (professional staffing, information technology, and outsourced vendor management services). Mr. Barfield is a member of the Boards of Directors of National City Corporation, Granite Broadcasting Corporation, and BMC Software, Inc. He also is a Trustee Emeritus of Princeton University, a member of the Boards of Trustees of Kettering University and The Henry Ford, and a director of Blue Cross and Blue Shield of Michigan and Detroit Renaissance. He serves on our Governance, Compensation, and Nominating Committee and our Audit, Pension and Investment, and Strategic Planning Committees.

     David M. Risley (director since 2003, age 60). Senior Vice President and Chief Financial Officer (since 2001), La-Z-Boy Incorporated (residential furniture); self-employed consultant (2000 to 2001); Vice President Finance and Chief Financial Officer (1991 through 1999), Aeroquip-Vickers, Inc. (hydraulic pumps, motors, valves, hoses, and fittings for industrial, automotive, and aerospace markets and plastic components for automotive). Mr. Risley serves on our Audit, Pension, and Strategic Planning Committees.

     Virginia A. Kamsky (director since 2003, age 51). Chairman and Chief Executive Officer (since 1980), Kamsky Associates, Inc. (China advisory and merchant banking services); Executive Vice President (2003 to January 2004), Foamex International, Inc. (specialty chemicals). Ms. Kamsky is a director of Olin Corporation. She also is Chairman of the Board of Trustees of China Institute in America, a member of the Advisory Board of Americares, a director of the National Institute on U.S.-China Relations, a member of the Council on Foreign Relations, a trustee of the Dalton School, and a former trustee of Princeton University. She serves on our Governance, Compensation, and Nominating Committee and our Audit and Strategic Planning Committees.

     Albert A. Koch (director since 2004, age 62). Managing Director (since
1995) of AlixPartners (corporate turnaround, performance improvement and financial advisory services); Managing Director (since 2002) of Questor Management Co. (private-equity firm); Chairman, President, and Chief Executive Officer (since Dec. 2004) of Polar Corporation (provider of tank trailers, light-duty trailer parts, and tank trailer repair and maintenance services); interim President and Chief Executive Officer (2003 to 2004) of Champion Enterprises Inc. (manufactured homes); interim Chief Financial Officer (2002 to
2004) of Kmart Corporation (retailing). Mr. Koch is a member of the Board of Directors of Numatics, Incorporated. He serves on our

Governance, Compensation, and Nominating Committee and our Pension and Investment and Strategic Planning Committees.

RECOMMENDATION OF THE BOARD

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

DIRECTOR COMPENSATION AND SHARE OWNERSHIP

  Cash Compensation

     We do not pay employees any separate compensation for serving as directors. During 2004, we paid all other directors a monthly retainer of $1,000 (increased to $1,250 beginning April 1, 2004), a $1,500 fee for each board meeting attended, and a $1,000 fee (increased to $1,200 beginning April 1, 2004) for each committee meeting attended. Beginning April 1, 2004, we increased the retainer by $300 per month for the Chair of our Audit Committee and by $200 per month for the Chair of our Governance, Compensation, and Nominating Committee, and we increased the committee meeting fee for committee chairs by $200. Effective January 1, 2005, we increased the monthly retainer for all non-employee directors by $1,250. We also reimburse our directors for travel expenses.

  Phantom Share Awards

     Our non-employee directors are eligible for phantom share awards under our Director Retention Phantom Share Plan, which is administered by the Governance, Compensation, and Nominating Committee. Under the plan as in effect during 2004, each non-employee director was eligible to receive an annual award, denominated in phantom Class A shares, in an amount of up to 50% of his or her annual retainer fee. The Board of Directors makes the awards at its organizational meeting following each annual meeting of shareholders on the basis of our actual return on equity for the preceding year as compared to a target established by the committee for that year. We credit awards to directors' accounts, together with deemed dividends on the phantom shares in the accounts. Subject to some limitations, the plan as in effect during 2004 provided that if a director left the board, or if there was a "change in control" of Tecumseh Products Company, we would pay the director cash in an amount equal to the fair market value of the phantom shares in his or her account at that time. We compute all dollar amounts using the average of the high and low sales prices of our Class A shares on the Nasdaq Stock Market on the date of computation.

     In 2004, based on our return on equity for 2003, non-employee directors received no phantom share awards.

     Effective January 1, 2005, we changed the plan to increase the maximum award to 100% of the annual retainer fee and to provide for a minimum annual award of $5,000 regardless of our return on equity. We also changed the payout provisions so that one-half of each award will be paid out three years after grant and the other half five years after grant.

  Deferred Compensation Plan

     Our non-employee directors can elect to defer receipt of a portion of their retainers and meeting fees under our Outside Directors' Voluntary Deferred Compensation Plan. The plan provides that deferred amounts are to be recorded in bookkeeping accounts we maintain and that the amount in each account will be adjusted from time to time to reflect the results of a hypothetical investment in our Class A shares or based on the current yield of the Dow Jones Corporate Bond Index, as selected by the director. Amounts payable to directors under the plan are general unsecured claims against the company.

  Share Ownership Policies

     We have adopted share ownership policies that require each non-employee director to achieve ownership of at least $50,000 worth of Tecumseh shares. Current directors must attain this ownership level by 2010, and future directors must do so within five years after they join our board.

DIRECTORS' MEETINGS AND STANDING COMMITTEES

     We held ten board meetings during 2004. The Audit Committee met nine times, and the Governance, Compensation, and Nominating Committee met six times. All members of the Audit Committee and the Governance, Compensation, and Nominating Committee are independent within the meaning of the applicable NASDAQ rules.

     Each incumbent director attended at least 75% of the total of all board meetings and all meetings of board committees on which he or she served that were held during his or her period of service.

AUDIT COMMITTEE

     The board has adopted a written charter specifying the powers and duties of the Audit Committee. We included a copy of the charter as an appendix to the proxy statement for our 2003 annual meeting of shareholders.

     The Board of Directors has determined that the chairman of the committee, David M. Risley, is an audit committee financial expert, as defined in the SEC's rules. Mr. Risley and all of the other committee members are independent, as independence is defined in the applicable SEC rules.

AUDIT COMMITTEE REPORT

     Our committee oversees Tecumseh Products Company's financial reporting process on behalf of the Board of Directors and is comprised of outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the NASD. Management has primary responsibility for the financial statements, reporting processes, and system of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements for the fiscal year ended December 31, 2004 and discussed them with management, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

     In performing our oversight function, we also discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec. 380), as amended, and considered whether their provision of non-audit services is compatible with maintaining their independence. In addition, we received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed their independence with them.

     In reliance on the reviews and discussions referred to above and such other considerations as we determined to be appropriate, we recommended to the Board of Directors (and the board approved) that the audited financial statements for the fiscal year ended December 31, 2004 be included in the annual report to shareholders and Form 10-K for that year.

     Dr. Banks joined our committee in April 2004. All other members served throughout the year.

    Presented by the members of the Audit Committee of the Board of Directors

          David M. Risley, Chairman
          Jon E. Barfield
          Peter M. Banks
          J. Russell Fowler
          Virginia A. Kamsky

GOVERNANCE, COMPENSATION, AND NOMINATING COMMITTEE

     The overall mission of the Governance, Compensation, and Nominating Committee is to assist the board in conducting our business successfully so as to maximize long-term benefits to shareholders, including optimizing long-term financial success. Its functions include:

     - Actively developing and recommending to the board strategies for achieving those goals.

     - Monitoring and reporting to the board on the effectiveness of management policies and decisions.

     - Annually reporting to the board the committee's assessment of the board's performance in light of the objectives described above.

     - Annually reviewing with the board the appropriate skills and characteristics required of board members in the context of the then current composition and needs of the board, including issues of diversity, age, and skills.

     - Making recommendations to the Board of Directors concerning candidates for nomination to the board.

     - Reviewing our policies for compensating outside directors and, if appropriate, making recommendations for changes.

     - Annually fixing the salaries of our Chief Executive Officer and other executive officers, considering, developing, reviewing, and making recommendations about programs for annual and long-term incentive compensation for those executives and for other key employees, and administering those programs, including our Management Incentive Plan and our Director Retention Phantom Stock Plan.

     The board has adopted a written charter for the committee, a current copy of which is available to security holders at the Investor Relations section of our website at www.tecumseh.com.

DIRECTOR NOMINATIONS

     One function of the Governance, Compensation, and Nominating Committee is to make recommendations on nominations for the Board of Directors.

     The committee will consider shareholder suggestions for nominees for director (other than self-nominations). If you wish to make a suggestion, you should submit it in writing to Daryl P. McDonald, General Counsel & Secretary, Tecumseh Products Company, 100 E. Patterson Street, Tecumseh, Michigan 49286. The committee will consider suggestions received before December 31, 2005 before we mail the proxy materials for next year's annual meeting.

     In the past, the committee has identified potential nominees through recommendations made by executive officers and non-management directors and has evaluated them based on their resumes and through references and personal interviews. No shareholder other than an officer or director has ever submitted a suggestion for a nominee, but if the committee were to receive such a suggestion, it expects it would evaluate that potential nominee in substantially the same manner.

REPORT ON EXECUTIVE COMPENSATION

  Compensation Philosophy and Objectives

     We follow a "pay for performance" philosophy designed to accomplish three primary objectives:

     - Encouraging teamwork among members of management and excellence in the performance of individual responsibilities.

     - Aligning the interests of key managers with the interests of shareholders by offering an incentive compensation vehicle that is based on growth in return on equity and shareholder value.

     - Attracting, rewarding, and retaining strong management.

     Our "pay for performance" strategy is intended to enhance shareholder value:

     - In the short term, by focusing management's attention on return on equity, cash return on assets, and other measures of current financial performance so as to challenge each business group to achieve and maintain positions of market leadership, to reduce costs where appropriate, and to continually seek to maintain and enhance Tecumseh Products Company's reputation for excellence in product quality and customer service.

     - In the longer term, by causing a substantial portion of each executive's potential compensation to be directly tied to market performance of the Class A shares.

  Management Incentive Plan Awards

     The principal tool for implementing our "pay for performance" philosophy is the Management Incentive Plan, which covered 71 key executives for 2004, including all executive officers. (We also have a plan for awarding annual cash bonuses based on similar performance criteria, which covers lower level management employees.) The Management Incentive Plan is structured to provide both a short-term incentive tied to achievement of company-wide and business unit annual performance goals and a long-term incentive tied to the market performance of the Class A shares.

     Some plan awards we granted in the past were payable in cash, and the remainder were denominated in phantom stock units considered for record keeping purposes as equivalents to Class A shares and valued accordingly. Phantom stock units granted under past awards vest after a specified number of years. Except in cases of earlier employment termination due to death, disability, or retirement, or in the event of a "change in control" (as defined in the plan), unless our committee decides otherwise, these phantom stock units are subject to forfeiture if the grantee does not remain with us until the units vest. As cash dividends are paid on Class A shares, additional phantom stock units (also subject to forfeiture), equal in value to the dividends paid, are credited to employee accounts under the plan. Thus, the potential payout on an award, although payable only in cash, is tied directly to the market value performance of Class A shares over the specified periods. For purposes of computations under the plan, units are valued at the average of the closing prices for the Class A shares on the first trading day of the month over the eleven months preceding the valuation date rather than by the method required by the SEC for the Summary Compensation Table.

     The Management Incentive Plan authorizes us to determine the amounts of awards granted, subject to a limitation setting the maximum number of units awardable during a given year at 2% of the number of Class A shares outstanding at the end of the year, and to establish criteria under which otherwise eligible employees may receive awards. We think the plan's purposes are best served by basing awards on the achievement of objective, verifiable performance goals. Accordingly, before or early in each year, we establish objective company-wide and business group performance criteria, and after year-end we use actual performance, measured against these criteria, as the basis for granting awards for that year.

     For 2004, the company-wide criteria established for the Corporate Office Group, which includes Todd W. Herrick, James S. Nicholson, and Michael R. Forman, related to return on equity, both in absolute terms and in relation to historical performance. The same company-wide return on equity criteria also applied to our business units, and additional group criteria relating to cash return on assets (both absolute and relative to prior performance) also were established for each business unit. Under the plan as implemented for 2004, depending on the extent to which actual return on equity for that year (and, for employees in a business unit, the extent to which the unit's actual cash return on assets for the year) fell within or exceeded our pre-approved ranges, each covered employee could have received an award of up to 80% of his or her 2004 salary.

     Applying the criteria we established at the beginning of the year to these measures of actual 2004 performance resulted in no plan awards for our executive officers. We believe that result was appropriate in view of last year's performance and that the plan is continuing to function as intended.

  Salaries

     In keeping with our "pay for performance" philosophy, we believe executive officers should receive salaries that are reasonable, but modest, in light of their experience, skills, and responsibilities, and that the opportunity to achieve significantly greater total compensation should be tied to Tecumseh Products Company's short- and long-term performance through the potential for awards under the Management Incentive Plan. When we considered 2004 executive salaries, it was our shared perception, based on our general business knowledge and without review of any data specifically collected by us for that purpose, that existing salary levels for the CEO and our other executive officers were too low given their responsibilities. Fiscal 2003 performance also was a factor, but not a controlling factor, in our decisions on 2004 salaries, due to our belief that short-term performance generally is not appropriate for consideration with respect to that form of compensation. In our salary deliberations, we considered the CEO's recommendations for increases for other executive officers and his strong recommendation that his own salary not be increased in light of 2003 performance. Based on these considerations, we decided to establish the 2004 salary for each executive officer at the level reported in the Summary Compensation Table. Except as described above, we made our salary determinations on the same basis for all executive officers.

  Concluding Observations

     We expect to continue our "pay for performance" strategy for the foreseeable future. We intend to continue to closely monitor the impact of compensation philosophy on financial performance and shareholder value and to consider additional ways in which current plans and policies might be improved.

     Section 162(m) of the Internal Revenue Code generally prohibits the deduction of certain compensation in excess of $1 million per year paid by a publicly-held corporation to any individual named in the corporation's summary compensation table for the year. The compensation paid to each of our executive officers was well below $1 million for 2004, and we expect the same will be true for the current year. Therefore, we have decided to defer consideration of any compensation policies related to Section 162(m) for the present.

     Stephen L. Hickman left our committee on April 28, 2004 and did not take part in our determination that executive officers were not entitled to Management Incentive Plan awards for 2004. Mr. Koch joined on August 25, 2004 and did not take part in our deliberations concerning 2004 salaries or establishing 2004 Management Incentive Plan performance standards.

    Presented by the members of the Governance, Compensation, and Nominating Committee of the Board of Directors

          Jon E. Barfield, Chairman
          Peter M. Banks
          J. Russell Fowler
          Albert A. Koch
          Virginia A. Kamsky

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Stephen L. Hickman served on our Governance, Compensation, and Nominating Committee until April 28, 2004. Mr. Koch joined on August 25, 2004. Except for those changes, all current members have served continuously on the committee performing compensation functions throughout the period covered by the Report on Executive Compensation. No one who served on the committee is or ever has been an officer or employee of Tecumseh Products Company or any of its subsidiaries.

     We employ Kent B. Herrick, the son of Todd W. Herrick, as Executive Vice President in the Office of the Chairman. His 2004 compensation was $75,000.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP were our independent accountants for the fiscal year ended December 31, 2004, and the Audit Committee has selected the same firm as our independent accountants for the fiscal year ending December 31, 2005. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event the committee's selection is not ratified by a majority of the Class B common shares present or represented at the meeting, we will ask the Audit Committee to reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tecumseh Products Company and its shareholders.

ATTENDANCE AT ANNUAL MEETING

     A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and available to respond to appropriate questions from shareholders. The representative will have an opportunity to make a statement if he or she so desires.

AUDIT AND NON-AUDIT FEES

     Please see Appendix D for information about the fees billed by our principal accountants for each of the last two fiscal years.

DECISION TO CHANGE ACCOUNTANTS IN 2003

     On April 11, 2003, our Audit Committee determined to dismiss Ciulla, Smith & Dale, LLP as our independent accountants to audit our books for fiscal year 2003. Ciulla, Smith & Dale, LLP continued in their role as our independent accountants through the completion of their normal quarterly review of our first quarter 2003 financial statements, which was completed on May 8, 2003.

     The audit reports issued by Ciulla, Smith & Dale, LLP on our consolidated financial statements as of and for each of the two years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     For the years ended December 31, 2001 and 2002 and during the subsequent interim period until their work was completed, we had no disagreements with Ciulla, Smith & Dale, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ciulla, Smith & Dale, LLP would have caused Ciulla, Smith & Dale, LLP to make reference to the subject matter of the disagreement in connection with its reports. During the same periods, there were no "reportable events" defined in Item 304(a)(1)(v) of the SEC's Regulation S-K.

     The decision to change our independent accountants was approved by our Audit Committee.

ENGAGEMENT OF NEW ACCOUNTANTS IN 2003

     On April 11, 2003, our Audit Committee approved engaging
PricewaterhouseCoopers LLP to serve as our independent accountants for fiscal year 2003.

     During the two years ended December 31, 2001 and 2002, and during the subsequent interim period prior to our engaging them, we did not consult with PricewaterhouseCoopers LLP on the application of accounting principles to a specific transaction, the type of opinion that may be rendered on our consolidated financial statements, or any other matters listed in Item 304(a)(2) of Regulation S-K.

     Foreign offices of PricewaterhouseCoopers LLP served as auditors of some of our foreign subsidiaries for the year ended December 31, 2002.

RECOMMENDATION OF THE BOARD

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR 2005.

COMMUNICATIONS WITH BOARD OF DIRECTORS

     You can find information about sending communications to our Board of Directors at the Investor Relations section of our website at www.tecumseh.com.

     We encourage our directors to attend our annual meetings of shareholders. All six of the directors who held office at that time attended last year's meeting.

OTHER MATTERS

     We know of no business to be acted on at the annual meeting other than the matters listed in the accompanying notice. If any other matter does properly come before the meeting, the proxy holders will vote on it in accordance with their judgment.

SHAREHOLDER PROPOSALS IN OUR 2006 PROXY STATEMENT

     In order for shareholder proposals for the 2006 annual meeting of shareholders to be eligible to be included in our proxy statement, they must be received at our principal office no later than November 18, 2005. We retain the right to omit any proposal if it does not satisfy the requirements of SEC Rule 14a-8.

ADVANCE NOTICE REQUIREMENTS

     Our bylaws contain advance notice procedures which a shareholder must follow to nominate a person for election to our board or to present any other proposal at an annual meeting of shareholders. In general, these provisions require notice of a nomination or other proposal expected to be made at an annual meeting to be in writing, to contain specified information about the nominee or other proposal and the shareholder proponent, and to be delivered or sent by first class U.S. mail to our Secretary and received at our principal office.

     Except when an annual meeting is called for a date that is not within 20 days before or after the first anniversary of the prior year's annual meeting (in which case other time limits apply), we must receive the nomination or proposal no later than 60 days nor earlier than 90 days before the first anniversary of the prior year's annual meeting. This means that any nomination or proposal for next year's annual meeting must be received no later than February 26, 2006 and no earlier than January 27, 2006.

     Management proxies for the 2006 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from shareholders giving the proxies.

PROXY SOLICITATION EXPENSES

     We will pay the expenses of this solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies, for which we will pay approximately $8,500 plus out-of-pocket expenses. We also may pay brokers, nominees, fiduciaries, custodians, and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies in person or by telephone, fax, or similar means.

     YOUR VOTE IS VERY IMPORTANT.

     If you are a Class B shareholder, please complete and return the enclosed proxy, or vote by telephone or on the Internet, as soon as possible, even if you currently plan to attend the annual meeting in person.

By Order of the Board of Directors,

 /s/ DARYL P. McDONALD
Daryl P. McDonald
General Counsel and Secretary

Tecumseh, Michigan
March 18, 2005

                                   APPENDIX A

                                SHARE OWNERSHIP

5% CLASS B SHAREHOLDERS

     This table shows the Class B shares held by persons we know to be beneficial owners of more than 5% of the class. We obtained the information about Comerica Bank and AXA (which is as of December 31, 2004) from the Schedules 13G they filed with the SEC. The other information is as of March 14, 2005.

--------------------------------------------------------------------------------------------------------------------
                                      Amount and Nature of Beneficial Ownership
                               --------------------------------------------------------
                                 Sole            Sole          Shared          Shared
                                Voting        Investment       Voting        Investment                     Percent
                                 Power          Power           Power          Power           Total        of Class
                                ------        ----------       ------        ----------        -----        --------
Herrick Foundation
  150 W. Jefferson
  Suite 2500
  Detroit, MI 48226            1,340,025      1,340,025                                      1,340,025       26.4%
Todd W. Herrick
  Tecumseh Products Co.
  100 E. Patterson St.
  Tecumseh, MI 49286              21,906         21,906       1,412,575      1,412,575       1,434,481       28.3%
Comerica Bank
  One Detroit Center
  Detroit, MI 48275                5,100          6,090       1,302,369      1,301,379       1,307,469       25.7%
Michael A. Indenbaum
  150 W. Jefferson
  Suite 2500
  Detroit, MI 48226                                             888,113        888,113         888,113       17.5%
AXA
  25, avenue Matignon
  75008 Paris, France            114,403        327,260                                        327,260        6.4%
--------------------------------------------------------------------------------------------------------------------

     Todd W. Herrick, who is a director and nominee for director, Michael A. Indenbaum, a principal in Miller, Canfield, Paddock and Stone, P.L.C., and Kent
B. Herrick are the members of the Board of Trustees of Herrick Foundation.

     The shares for which Mr. Indenbaum is shown as having shared voting and investment power are held as a trustee of Herrick family trusts for the benefit of Todd W. Herrick, Mr. Herrick's sister, and their descendants. Comerica Bank's shares include shares it held on the date of its Schedule 13G as a trustee of the Herrick family trusts and of other trusts.

     Of the shares for which Todd W. Herrick is shown as having shared voting and investment power, 72,550 are held as a member of the Board of Trustees of Howe Military School and 1,340,025 are held as a member of the Board of Trustees of Herrick Foundation.

     The Schedule 13G filed by AXA and related entities states that AXA filed as a parent holding company with respect to the holdings of its subsidiary, AXA Rosenberg Investment Management LLC, and that AXA Financial, Inc. filed as a parent holding company with respect to the holdings of its subsidiaries, Alliance Capital Management L.P. and the Equitable Life Assurance Society of the United States. The Schedule 13G also states that AXA owns AXA Financial, Inc. and that the following entities, as a group, control AXA: AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle.

MANAGEMENT'S BENEFICIAL OWNERSHIP

 --------------------------------------------------------------------------------------------------------------
                                              Shares Beneficially Owned as of March 14, 2005
                               ----------------------------------------------------------------------------
                                                       Sole Voting   Shared Voting
                                      Class of             and            and
                                       Common          Investment     Investment
                                       Stock              Power          Power         Total     Percentage
                                      --------         -----------   -------------     -----     ----------
  Peter M. Banks               Class B...............       100              -0-           100        *
                               Class A...............       -0-              -0-           -0-       -0-
  Jon E. Barfield              Class B...............       -0-              -0-           -0-       -0-
                               Class A...............       659              -0-           659        *
  J. Russell Fowler            Class B...............     1,300            1,300         2,600        *
                               Class A...............       900              900         1,800        *
  Todd W. Herrick              Class B...............    21,906        1,412,575     1,434,481      28.3%
                               Class A...............       -0-          503,324       503,324       3.8%
  Virginia A. Kamsky           Class B...............       -0-              -0-           -0-       -0-
                               Class A...............       -0-              -0-           -0-       -0-
  Albert A. Koch               Class B...............       -0-              -0-           -0-       -0-
                               Class A...............     1,100              -0-         1,100        *
  David M. Risley              Class B...............       -0-              -0-           -0-       -0-
                               Class A...............     1,200              -0-         1,200        *
  James S. Nicholson           Class B...............       100              -0-           100        *
                               Class A...............       -0-              -0-           -0-       -0-
  Michael R. Forman            Class B...............       -0-              -0-           -0-       -0-
                               Class A...............       -0-              -0-           -0-       -0-
  All current directors and    Class B...............    23,406        1,413,875     1,437,281      28.3%
  current executive officers   Class A...............     3,859          504,224       508,083       3.8%
  as a group (9 persons)
  ----------------------
  * less than 1%
 --------------------------------------------------------------------------------------------------------------

     The shares for which Mr. Fowler is shown as having shared voting and investment power are owned by his wife.

     Herrick Foundation, of which Todd W. Herrick is one of the three co-trustees, owns 1,340,025 Class B shares and 400,347 Class A shares. The shared voting and investment power column includes those shares for Mr. Herrick. He disclaims beneficial ownership of Herrick Foundation's shares.

     Todd W. Herrick is a member of the Board of Trustees of Howe Military School, which owns 72,550 Class B shares and 102,977 Class A shares. The shared voting and investment power column includes those shares for Mr. Herrick. He disclaims beneficial ownership of Howe Military School's shares.

     In addition to the shares shown in the chart, Todd W. Herrick is an income beneficiary of trusts that hold 444,057 Class B shares and 227,221 Class A shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors, certain officers, and beneficial owners of more than 10% of the Class B shares are required to file reports about their ownership of our equity securities under Section 16(a) of the Securities Exchange Act of 1934 and to provide copies of the reports to us. Based on the copies we received and on written representations from the persons we know are subject to these requirements, we believe all 2004 filing requirements were met, except that the Form 3 Mr. Nicholson filed when he became an executive officer contained an error that was corrected by an amendment filed in 2005.

                                   APPENDIX B

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     This table provides compensation information for our Chief Executive Officer and each other person who served as an executive officer at any time during 2004 and whose total salary and bonus for that year exceeded $100,000.

--------------------------------------------------------------------------------------------------------------
                                                                             Long-Term
                                                   Annual Compensation      Compensation
                                                   -------------------    ----------------
                                                                               Awards
                                                                          ----------------
                                                                          Restricted Stock     All Other
      Name and Principal Position          Year     Salary      Bonus          Award          Compensation
--------------------------------------------------------------------------------------------------------------
 Todd W. Herrick                           2004    $475,000    $   -0-        $   -0-            $5,754
 President & Chief                         2003     475,000        -0-            -0-             5,081
 Executive Officer                         2002     475,000     10,608         21,216             6,000
 James S. Nicholson                        2004    $180,000    $   -0-        $   -0-            $5,247
 Vice-President, Treasurer
 & Chief Financial Officer
 (since Mar. 31, 2004)
 Michael R. Forman                         2004    $128,000    $   -0-        $   -0-            $4,303
 Vice-President & Director                 2003     125,000        -0-            -0-             3,615
 of Corporate Human Resources              2002     120,000      2,680          5,360             3,803
--------------------------------------------------------------------------------------------------------------

     Salary includes any amounts deferred at the officer's election and contributed on his behalf to our Retirement Savings Plan (a 401(k) plan).

     Bonus consists of the one-third of the 2002 awards under the Management Incentive Plan paid in cash.

     "Restricted Stock Awards" are restricted phantom stock units relating to Class A shares that were awarded under the Management Incentive Plan, which represent two-thirds of each total award for 2002. As more fully discussed in the Report on Executive Compensation, these awards and any deemed dividend reinvestments that may be credited on them generally are nontransferable and subject to forfeiture until three years (as to half of the phantom stock units awarded) or five years (as to the other half) after the end of the year for which they were granted. As required by SEC rules, for purposes of attributing a dollar value to the units reported, values have been calculated by multiplying the number of units awarded by the grant date closing price for a Class A share on the Nasdaq Stock Market. Please note, however, that plan awards are denominated in share units, not dollars, so that the potential payout on an award, when and if vested, is tied directly to the market value performance of Class A shares after the grant. Thus, the actual dollar amount ultimately realized will depend on our future performance and on general market conditions prevailing in the future.

     As cash dividends are paid on Class A shares, additional phantom stock units, which correspond to the dividends paid, are credited to employees' accounts.

     As of December 31, 2004, our named executives held phantom stock units under the plan (valued based on the Class A share closing price on the Nasdaq Stock Market on the last trading day of 2004) as follows:

     - Todd W. Herrick -- 908.79 share units valued at $43,440

     - James S. Nicholson -- 136.18 share units valued at $6,509

     - Michael R. Forman -- 212.72 share units valued at $10,168

     Amounts shown under "All Other Compensation" are matching contributions to the Retirement Savings Plan.

RETIREMENT PLANS

     Our retirement plan, which is a broad-based defined benefit and (since
1985) noncontributory plan, and our supplemental retirement plan, which covers certain executives, provide benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon a participant's death, these plans provide a surviving spouse pension and a refund of any pre-1985 employee contributions. Participants are vested after five years of credited service. As of January 1, 2005, our executives named in the Summary Compensation Table had the following years of credited service:

     - Todd W. Herrick -- 40.5 years

     - James S. Nicholson -- 2.9 years

     - Michael R. Forman -- 14.9 years

     These plans provide retirement benefits to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), and reduced in the case of some benefits payable under the supplemental retirement plan by a percentage of Social Security benefits.

     The table below shows the estimated annual pension benefit (which is not subject to further deduction for Social Security benefits or other offset amounts) payable under the plans on a straight life annuity basis to executive officers retiring at age 65 in the earnings and years of service classifications specified, without considering any benefits which in some cases may be payable to a participant due to voluntary contributions made by the participant before 1985.

  ------------------------------------------------------------------------------------------------------------
                                                     Estimated Annual Benefit at Age 65
                                                       for Years of Service Indicated
            Average                 --------------------------------------------------------------------
            Annual                                                                               35 or
          Base Salary                  15             20             25             30           Longer
          -----------               --------       --------       --------       --------       --------
  $ 90,000...................       $ 16,875       $ 22,500       $ 28,125       $ 33,750       $ 39,375
   100,000...................         18,750         25,000         31,250         37,500         43,750
   125,000...................         23,437         31,250         39,062         46,875         54,688
   150,000...................         28,125         37,500         46,875         56,250         67,114
   175,000...................         33,557         44,743         55,568         67,114         80,239
   200,000...................         39,182         52,247         65,303         78,364         93,364
   225,000...................         44,807         59,743         74,678         89,614        106,489
   250,000...................         50,432         67,243         84,053        100,864        119,614
   275,000...................         56,057         74,243         93,428        112,114        132,739
   300,000...................         61,682         82,243        102,803        123,364        145,864
   400,000...................         84,182        112,243        140,303        168,364        198,364
   450,000...................         95,432        127,243        159,053        190,864        224,614
   500,000...................        106,682        142,243        177,803        213,364        250,864
   550,000...................        117,732        157,243        196,553        235,864        277,114
   600,000...................        129,182        172,243        215,303        258,364        303,364
  ------------------------------------------------------------------------------------------------------------

                                   APPENDIX C

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The graph which follows compares the performance over the last five years of our Class B shares (trading symbol TECUB) to the Standard & Poor's 500 Stock Index and to a composite industry group index made up of two Standard & Poor's indexes: Consumer Discretionary: Household Appliances (70%) and Industrials:
Industrial Machinery (30%). The graph assumes an investment of $100 in the Class B shares and in each index on December 31, 1999 and reinvestment of all cash dividends in shares of the same class.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                AMONG TECUMSEH PRODUCTS COMPANY, S&P 500 INDEX,
                        AND S&P COMPOSITE INDUSTRY INDEX

                                    [GRAPH]

-----------------------------------------------------------------------------------------------------------------
                                          1999         2000        2001         2002         2003          2004
-----------------------------------------------------------------------------------------------------------------
  TECUMSEH PRODUCTS COMPANY              $100.00      $95.08      $ 90.40      $117.54      $104.53      $120.43
-----------------------------------------------------------------------------------------------------------------
  S&P 500 INDEX                           100.00       90.90        80.09        62.39        80.29        89.03
-----------------------------------------------------------------------------------------------------------------
  S&P COMPOSITE INDUSTRY INDEX            100.00       93.65       103.89        95.20       124.31       149.06
-----------------------------------------------------------------------------------------------------------------

                                   APPENDIX D

                            AUDIT AND NON-AUDIT FEES

     The table below shows the fees billed to us by our principal accountants for the last two fiscal years. All of the services either were performed under engagements approved by our Audit Committee before we entered into them or were "grandfathered" so as not to require pre-approval under the applicable SEC rules on accountant independence. The fees included in the Audit category are fees billed for the fiscal years for the audit of our annual consolidated financial statements included in our annual report to shareholders on Form 10-K and review of our consolidated financial statements included in Forms 10-Q and related matters within that category. The fees included in each of the other categories are fees billed in the fiscal years.

                                                       CIULLA,
                                                       SMITH &
                                                      DALE, LLP      PRICEWATERHOUSECOOPERS LLP
                                                      ---------      --------------------------
                                                        2003            2003            2004
                                                        ----            ----            ----
Audit fees..........................................  $  7,525       $1,323,000      $3,666,000
Audit-related fees..................................    27,770          130,000          67,000
Tax fees............................................       -0-          480,000         198,000
All other fees......................................   124,100          201,000           3,000
                                                      --------       ----------      ----------
Total...............................................  $159,395       $2,134,000      $3,934,000

     Audit fees were for professional services rendered for the audits of our consolidated financial statements, quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q, and assistance with and review of documents we filed with the SEC. In addition, 2004 audit fees included fees for auditing our internal controls.

     Audit-related fees billed by Ciulla, Smith & Dale, LLP were for audits of our pension and 401(k) plans, internal control reviews, consultation concerning financial accounting and reporting standards, and assistance with the transition to our new principal accountants. Audit- related fees billed by PricewaterhouseCoopers LLP were for assistance in identifying internal controls and compiling an internal control questionnaire to assist the Company in its readiness plan for compliance with the Sarbanes-Oxley Act of 2002 and for foreign pension and other regulatory services.

     Tax fees billed by PricewaterhouseCoopers LLP were for services related to U.S. customs law and foreign tax compliance and consulting services.

     All other fees billed by Ciulla, Smith & Dale, LLP were for management consulting services concerning internal controls, disclosure controls and procedures, and documentation practices relating to the requirements of the Sarbanes-Oxley Act of 2002. All other fees billed by PricewaterhouseCoopers LLP were for the completion of a needs assessment evaluation and assistance with the development of vendor selection criteria related to an information technology project, and for software licensing fees for accounting research software.

     The Audit Committee's current policy requires pre-approval of all audit and non-audit services provided by the independent accountants before the engagement of the independent accountants to perform them. Audit, tax, and some types of audit-related and other services may be pre-approved generally, through approval of frameworks of services to be rendered. Services not covered by a general pre-approval require specific pre-approval. The committee may delegate authority to its chairman to pre-approve the engagement of independent accountants when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire committee at the next committee meeting.

                      2004 ANNUAL MEETING OF SHAREHOLDERS
                      WEDNESDAY, APRIL 27, 2005
                      Tecumseh Country Club
                      5200 Milwaukee Road
                      Tecumseh, MI 49286

(TECUMSEH PRODUCTS COMPANY LOGO)

--------------------------------------------------------------------------------

                       INSTRUCTIONS FOR VOTING YOUR PROXY

This proxy covers all Class B shares of Tecumseh Products Company held of record.

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY

                                TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-786-5219, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Time on April 26, 2005.

                                 INTERNET VOTING

Visit the Internet voting website at HTTP://PROXY.GEORGESON.COM. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Time on April 26, 2005.

                                 VOTING BY MAIL

Simply mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

                  --------------                  --------------
                  COMPANY NUMBER                  CONTROL NUMBER
                  --------------                  --------------

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

[X]        PLEASE MARK YOUR
           VOTES AS IN THIS
           EXAMPLE.


                                                                         FOR ALL
                                                          FOR  WITHHOLD  EXCEPT
1.  To elect a Board of Directors of the Corporation to
    hold office until the next Annual Meeting of          [ ]    [ ]       [ ]
    Shareholders or until their successors are elected and qualified.

    Todd W. Herrick, J. Russell Fowler, Peter M. Banks, Jon E. Barfield, David
    M. Risley, Virginia A. Kamsky, Albert A. Koch

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, check the "For All Except" box and write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN

2.  To ratify the Audit Committee's selection of        [ ]     [ ]       [ ]
    PricewaterhouseCoopers LLP as the Company's independent accountants for 2005.

     If you sign and return this proxy, the proxies will vote your shares as specified above. IF YOU DO NOT SPECIFY HOW TO VOTE, THE PROXIES WILL VOTE YOUR SHARES FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED ABOVE, FOR PROPOSAL NO. 2, AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.


                                 WE APPRECIATE YOUR PROMPT ACTION IN SIGNING AND
                                                           RETURNING THIS PROXY.


                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature

                                             DATED:                       , 2005
                                                   -----------------------

                                             NOTE: Please sign exactly as your
                                             name(s) appear above. Joint owners
                                             should each sign. When signing as
                                             an attorney, executor,
                                             administrator, trustee or guardian,
                                             please give your full title.


PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

If you have any questions or need assistance, please contact Georgeson Shareholder Communications Inc., our Proxy Solicitor, at 1-800-223-2064.

--------------------------------------------------------------------------------










                         PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------





PROXY


                            TECUMSEH PRODUCTS COMPANY

       THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD APRIL 27,2005


By signing on the reverse, I (or, if more than one person signs, we) --

o authorize either of Todd W. Herrick or James S. Nicholson to act as my (or our) proxy at the Annual Meeting of Shareholders of Tecumseh Products Company to be held on Wednesday, April 27, 2005 and at any adjournments of that meeting,

o give each proxy full power to name another person to substitute for him as proxy,

o authorize each proxy to vote any and all shares of Tecumseh Products Company Class B Common Stock, $1.00 par value, registered in my name (or our names) or which for any reason I (or we) may be entitled to vote, and

o direct the proxies to vote as specified on the reverse side and to vote in their discretion on any other matters that may come before the meeting.


                CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE